PACIFIC CONTINENTAL CORPORATION

AMENDED AND RESTATED 2006 STOCK OPTION

AND EQUITY COMPENSATION PLAN

RECITAL

The original 2006 Stock Option and Equity Compensation Plan (as amended, the “Plan”) of Pacific Continental Corporation, which authorized the grant of 500,000 shares of Common Stock, was adopted by the Board of Directors on February 21, 2006 and approved by the shareholders on April 18, 2006.  The number of shares authorized for issuance under the Plan was proportionally adjusted to 550,000 as a result of the 10% stock dividend on May 29, 2007.  The Plan was amended by the Board of Directors on March 17, 2009 to increase the number of shares available under the Plan by 500,000.  The 2009 amendment was approved by the shareholders on April 20, 2009.  The Plan was further amended by the Board of Directors on January 18, 2011 to (i) add a “retirement” feature providing that holders of Options and Stock Appreciation Rights will have five years to exercise vested awards after retirement, (ii) require shareholder approval for any repurchases for cash or exchanges for other securities of outstanding “underwater” Options; (iii) clarify that Stock Appreciation Rights that can be settled only in cash are not counted against the maximum number of shares of Common Stock that can be issued under the Plan; and (iv) treat Stock Appreciation Rights like Options for purposes of post-termination exercise periods.  As of December 31, 2010, an aggregate of 1,050,000 shares of Common Stock are authorized under the Plan of which 866,910 have been granted.

PLAN

1.           Purpose of the Plan

The purpose of the Plan is to enhance the value of shares of stock in Pacific Continental Corporation for the benefit of its shareholders by providing opportunities for employees and directors of the corporation and its subsidiaries to participate in the corporation’s growth and success, thereby encouraging the individuals to exert maximum efforts on behalf of the corporation and helping to attract and retain the best available personnel for positions of responsibility with the corporation and its subsidiaries.

2.           Definitions

As used herein, the following definitions shall apply:

“Award” means an Option, Restricted Stock, Restricted Stock Unit or Stock Appreciation Right.

“Award Agreement” means a written agreement entered into by and between each Grantee and Company setting forth terms and conditions relating to an Award granted to such Grantee.  The agreement shall take such form, and contain such terms and conditions, as shall be determined from time to time by the Committee in its sole discretion.

"Board" means the board of directors of Company.

“Cause” means any of the following:  (i) dishonesty in performing ones duties to Company or a Subsidiary, (ii) willful misconduct, or a willful failure to act, with the intent of injuring, or having the effect of injuring, the reputation, business or business relationships of Company or a Subsidiary, or any of their officers, directors or employees; (iii) conviction of a felony or of any crime involving moral turpitude or that reflects unfavorably on Company or a Subsidiary; (iv) willful or prolonged absence from work or failure for any reason to perform duties as an Employee or Director, unless excused by Company or a Subsidiary, whichever is the entity for which services are performed; and (v) breach of any material terms of an employment or service agreement with Company or a Subsidiary, including an Award Agreement.

"Code" means the Internal Revenue Code of 1986, as amended.

"Common Stock" means the no par value common stock Company.

"Committee" has the meaning given such term in Section 4.a.

"Company" means Pacific Continental Corporation, an Oregon corporation.

"Director" means a person elected or appointed as a member of the Board or the board of directors of a Subsidiary.

“Disability” has the meaning given to such term in Code Section 22(e)(3).

"Employee" means a person employed by Company or a Subsidiary.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

(1)           If the Common Stock is listed on any established stock exchange or a national market system, including without limitation The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid price, if no sales were reported) as quoted on such exchange or system for such date (or, if such pricing information is not published for such date, the last date prior to such date for which pricing information is published), as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(2)           If the Common Stock is regularly quoted by recognized securities dealers but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for such stock on such date, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(3)           In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Committee and by taking into account such criteria and information as is required to comply with Code Section 409A.

“Grantee” means a person who has been granted an Award.

"Incentive Stock Option" means an Option that qualifies as an "incentive stock option," as that term is defined in Code Section 422.

    "Nonqualified Stock Option" means an Option, other than an Incentive Stock Option.

"Option" means a right granted under the Plan to purchase Common Stock. Options granted under this Plan may be either Incentive Stock Options or Nonqualified Stock Options; and the term means either or both an Incentive Stock Option and/or a Nonqualified Stock Option, as the context requires.  Each Award Agreement shall state whether an Option subject to the agreement is an Incentive Stock Option or a Nonqualified Stock Option.

"Plan" means this Pacific Continental Corporation Amended and Restated 2006 Stock Option and Equity Compensation Plan, as it may be amended from time to time.

“Restricted Stock” means a share of Common Stock, issued under the Plan, that is subject to such restrictions and conditions as are set forth in the Plan and the related Award Agreement.

“Restricted Stock Unit” means a right granted under the Plan to receive a payment in cash or Common Stock, as determined by the Committee, of an amount equal to the Fair Market Value, on the date of exercise of the right, of one share of Common Stock per Restricted Stock Unit.  Such Fair Market Value shall not be increased or otherwise adjusted because of dividends or other distributions paid at any time on or with respect to shares of stock of Company.

“Retirement” means, with respect to any Employee, voluntary termination of employment after attainment of age 55 and at least 10 years of continuous employment by the Company or any Subsidiary (but only during the time the Subsidiary was a Subsidiary), and with respect to any Director who is not an Employee, ceasing to be a Director for any reason (other than removal by shareholders or removal by judicial proceeding under Section 60.324 or 60.327, respectively, of the Oregon Business Corporation Act) after attainment of age 65 and at least five years of continuous service as a Director, in each case as determined by the Committee in its sole discretion.

“SEC" means the U.S. Securities and Exchange Commission.

“Shareholder-Employee" means an Employee who owns, at the time an Incentive Stock Option is granted, stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of Company or a Subsidiary. For this purpose, the attribution of stock ownership rules of Code Section 424(d) shall apply.

“Stock Appreciation Right” means a right granted under the Plan to receive a payment in cash or Common Stock, as determined by the Committee, of an amount equal to the excess of (i) the Fair Market Value, on the date of exercise of the right, of one share of Common Stock per Stock Appreciation Right, over (ii) the Fair Market Value, on the date of grant of the right, of such share of Common Stock.  Such Fair Market Value shall not be increased or otherwise adjusted because of dividends or other distributions paid at any time on or with respect to shares of stock of Company.  In addition, the following shall apply to Stock Appreciation Rights (1) Amounts treated as compensation that are payable under the Stock Appreciation Right shall be greater than the difference between the Fair Market Value of Common Stock (disregarding lapse restrictions as defined in Treasury Regulations §1.83-3(i)) on the date of grant of the Stock Appreciation Right and the Fair Market Value of the Common Stock (disregarding lapse restrictions as defined in Treasury Regulations §1.83-3(i)) on the date the Stock Appreciation Right is exercised, with respect to the number of shares fixed on or before the date of grant of the Stock Appreciation Right; (2) the Stock Appreciation Right exercise price shall never be less than the Fair Market Value of the underlying stock  (disregarding lapse restrictions as defined in Treasury Regulations § 1.83-3(i)) on the date the Stock Appreciation Right is granted; and (3) the Stock Appreciation Right shall not include any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the Stock Appreciation Right.

    “Subsidiary" means, (i) in the case of an Incentive Stock Option, a corporation having a relationship with Company described in Code Section 424(f), and (ii) in the case of any other type of Award, a corporation with which Company is considered a single employer under Code Section 414(b).

“Vest” means that the Grantee has satisfied all conditions precedent imposed by the Plan and the related Award Agreement to his right to exercise an Option, to hold Restricted Stock free of any obligation to forfeit or retransfer the same to Company or to receive payments under a Restricted Stock Unit or Stock Appreciation Right.

3.           Stock Subject to Plan

a.           General.  Subject to the adjustments provided in Section 16, the maximum number of shares of Common Stock that may be subject to Awards of all types shall be one million fifty thousand (1,050,000).  For purposes of the foregoing sentence, shares of Common Stock that are or were made subject to an Award of Restricted Stock, Restricted Stock Units or  Stock Appreciation Rights that will or may be settled in stock shall be counted against such number, unless and until the Grantee has forfeited rights in such Award by failing to satisfy any condition to Vesting, and shares of Common Stock that are or were made subject to an Award of Stock Appreciation Rights to be settled only in cash shall not count against such number.   The aggregate number of shares of Common Stock that may be issued under Incentive Stock Options shall equal the maximum number of shares of Common Stock that may be subject to Awards, as described in the first sentence of this Section 3.a, reduced by the number of shares of Common Stock that have been made subject to other types of Awards.

b.           Unused Shares.  If any shares of Common Stock subject to an Award are not issued (for example, because the Award is forfeited or cancelled, or the Award is settled in cash, or a portion of the Award is used to satisfy applicable tax withholding obligations), then such shares shall again be available to be made subject to Awards.

4.           Administration of the Plan

a.           The Committee.  The power and authority to administer the Plan is vested in a committee (the "Committee") in accordance with this Section 4.  The Committee shall be selected by the Board and shall consist of at least three directors, each of whom shall be a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and an “outside director” within the meaning of Section 162(m) of the Code.  If the Committee does not exist or the Board, for any reason determined by it, desires to directly administer the Plan, then the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.  Once appointed, the Committee shall continue to serve until otherwise directed by the Board.  From time to time, the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause), appoint individuals in substitution therefor, and fill vacancies however caused. The Committee shall select one of its members as chairman, and shall hold meetings at such times and places as the chairman or a majority of the Committee may determine.

    b.           Delegation of Responsibilities.  Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may delegate all or some of its power and authority to administer the Plan to one or more of its members, or to any other person or persons selected by it.  The Committee may revoke such delegation at any time.

c.           Reports.  At least annually, the Committee shall present a written report to the Board setting forth the following information relating to Awards granted since the date of the last such report:  the date or dates of each such Award; the type of each such Award; the number of shares subject to each such Award; and the exercise price for, and Fair Market Value on the date of grant of, shares of Common Stock subject to Awards.

d.           Powers of the Committee.  Subject to the terms and conditions explicitly set forth in the Plan, the Committee shall have the authority and discretion to do the following:

(1)           determine the persons to whom Awards are to be granted, the times of grant, and the number of shares subject to each Award;

(2)           determine the exercise price for shares of Common Stock to be issued pursuant to the exercise of an Option; the purchase price, if any, of Restricted Stock; and the Fair Market Value of Common Stock used to determine the amount required to be paid under a Restricted Stock Unit or Stock Appreciation Right;

(3)           determine all other terms and conditions (which need not be identical between or among Grantees) of each Award;

(4)           modify or amend the terms of any Award previously granted, or grant substitute Options, subject to the provisions of Sections 14 and 19;

(5)           cancel or suspend Awards, subject to the restrictions imposed by Section 19;

(6)           interpret the Plan;

(7)           authorize any person or persons to execute and deliver Award Agreements, or to take any other actions deemed by the Committee to be necessary or appropriate, to effectuate the grant of Awards;

(8)           waive any conditions to Vesting; and

(9)           make all other determinations, and take all other actions that the Committee deems necessary or appropriate, to administer the Plan in accordance with its terms and conditions.

All decisions, determinations and interpretations of the Committee relating to the Plan and Awards shall be final and binding upon all persons, including all Grantees and any other persons interested in any Awards, unless otherwise expressly determined by a vote of a majority of the entire Board. No member of the Committee or the Board shall be liable to any person for any action or determination made in good faith with respect to the Plan or any Awards.

e.           Section 16(b) Compliance and Bifurcation of Plan.  It is the intention of Company that the Plan comply in all respects with Rule 16b-3 under the Exchange Act, and the Plan shall be construed in favor of its so complying.  If any Plan provision is determined to not comply with such Rule 16b-3, the provision shall be deemed null and void.  Notwithstanding any contrary provisions of the Plan, the Board, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan with respect to participants who are officers and directors subject to Section 16(b) of the Exchange Act, without so restricting, limiting, or conditioning the use of such provision of the Plan with respect to other participants.

5.           Eligibility

All Employees and Directors are eligible to be selected to be granted an Award.  Notwithstanding any contrary provisions of this Plan, a Director who is not also an Employee may not be selected to be granted an Incentive Stock Option.

6.           Granting of Awards

a.           General.  Only Employees and Directors selected by the Committee, in its sole discretion, shall be granted Awards.  An Award may consist solely of Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights or any combination of the foregoing.  All Awards are subject to the terms and conditions of the Plan.

b.           Award Agreement.  Each Award shall be evidenced by an Award Agreement that sets forth the terms and conditions of the Award.  A person who is granted an Award shall have no rights under the Award unless and until such person duly executes and delivers to Company an Award Agreement.  An Award shall expire, and the Company shall have no further obligations with respect thereto, if the person does not so execute and deliver an Award Agreement within any period of time prescribed by the Company.

c.           Consideration.  The Committee shall determine the form and amount, if any, of consideration required to be paid by a Grantee with respect to an Award.  Such consideration may take the form of cash, property, shares of Common Stock or services.

d.           Arrangements to Cancel Restricted Stock.  Company may make such arrangements as it deems necessary or appropriate to hold shares of Restricted Stock in escrow until Grantee satisfies all conditions to Vesting and to automatically cancel such shares if Grantee fails to satisfy such conditions.

7.           Vesting of Awards

The Committee may impose any terms and conditions on the Vesting of an Award that it determines to be appropriate, including requiring the Grantee to continue to provide services as an Employee or Director for a specified period of time or to meet performance goals established by the Committee.  Such terms and conditions shall be set forth in an Award Agreement.

8.           Exercise and Settlement of Awards

a.           Options. Grantee shall pay the full exercise price for shares of Common Stock purchased under an Option, at the time the Option is exercised, in cash or other consideration of comparable value deemed acceptable by the Committee (including by tendering, by either actual delivery of shares or by attestation, shares of Common Stock acceptable to the Committee and valued at Fair Market Value as of the date of exercise), or in any combination thereof, as determined by the Committee.  The Committee may permit a Grantee to elect to pay the exercise price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Common Stock (or a portion of the shares of Common Stock sufficient to pay the exercise price) acquired upon exercise of the Option and remit to Company the sale proceeds therefrom sufficient to pay the entire exercise price and any tax withholding resulting from such exercise.

b.           Restricted Stock.  Company shall take such actions as it determines to be reasonably necessary to release Restricted Stock from forfeiture restrictions as soon as practicable after the Restricted Stock Vests.

c.           Other Awards.  Company shall settle payment of any amounts due under a Restricted Stock Unit or Stock Appreciation Right upon exercise of such right by the Grantee; provided, however, that notwithstanding any contrary provisions of the Plan, Restricted Stock Units that become Vested shall be settled by payment of amounts owed thereunder on or before the later of (i) the date that is two and one-half (2 ½) months after the end of the Grantee’s first taxable year in which such amounts are no longer subject to a substantial risk of forfeiture, or (ii) the date that is two and one-half (2 ½) months after the end of the first taxable year of the person for whom the Grantee performed services in which such amounts are no longer subject to a substantial risk of forfeiture.

9.           Terms Applicable to Options

a.           Limit on Value of Options Granted.  Subject to Section 3.c, any number of Options may be granted from time to time to a person eligible to receive the same hereunder, except that in the case of Incentive Stock Options the aggregate Fair Market Value (determined as of the date each Option is granted) of all shares of Common Stock with respect to which Incentive Stock Options become exercisable for the first time by the Grantee in any one calendar year (under all incentive stock option plans of Company and all Subsidiaries taken together) shall not exceed $100,000.

b.           Exercise Price.  The exercise price for shares of Common Stock subject to an Option shall not be less than 100% of the Fair Market Value of a share of Common Stock as of the date of grant of the Option; provided, however, that in the case of an Incentive Stock Option granted to an Employee who immediately before the grant of such Incentive Stock Option is a Shareholder-Employee, the Incentive Stock Option exercise price shall be at least 110% of the Fair Market Value of the Common Stock as of the date of grant of the Incentive Stock Option.

c.           Term of Option.  No Incentive Stock Option granted under the Plan shall in any event be exercisable after the expiration of ten (10) years from the date such Option is granted; provided, however, that in the case an Incentive Stock Option granted to an Employee who immediately before such Incentive Stock Option is granted is a Shareholder-Employee, the term of such Incentive Stock Option shall be for not more than five (5) years from the date such Option is granted.  Subject to the foregoing and other applicable provisions of the Plan, the Committee shall determine the term of each Option in its sole discretion.

d.           Exercise During Lifetime of Grantee.  During the lifetime of a Grantee, only the Grantee may exercise such Option.

10.           Termination of Employment or Directorship

(a)           Unvested Awards.  Grantee shall forfeit all rights in, to and under all Awards that have not Vested prior to the time the Grantee first ceases to be an Employee or Director.  Such forfeiture shall occur without the need for further action by any person.

(b)           Vested Awards Other than Options and Stock Appreciation Rights.  All Awards, other than Options and Stock Appreciation Rights, that are Vested at the time a Grantee first ceases to be an Employee or Director shall be settled immediately.

(c)           Vested Options and Stock Appreciation Rights.  Options and Stock Appreciation Rights that are Vested at the time a Grantee first ceases to be an Employee or Director other than due to Retirement shall terminate on, if not exercised before, the earlier of (i) the same day of the third month after the date of termination of his status as an Employee or Director, or (ii) the expiration date of the Option or Stock Appreciation Right provided in the Award Agreement.  Notwithstanding the immediately preceding sentence:

(i)           Upon the death of a Grantee who at the time of his death is and has been an Employee or Director at all times since the date of grant of the Option or Stock Appreciation Right, an Option or Stock Appreciation Right that is Vested at such time shall terminate, and may no longer be exercised, on the earlier of (a) one year after the date of death of the Grantee or at such later date as the Committee may set, in is sole discretion; or (b) the expiration date of the Option or Stock Appreciation Right provided in the Award Agreement, except that if the expiration date of an Option or Stock Appreciation Right should occur during the 90-day period immediately following the Grantee’s death, such Option or Stock Appreciation Right shall terminate, and may no longer be exercised, at the end of such 90-day period. The Option or Stock Appreciation Right shall be exercisable at any time prior to such termination by the Grantee's estate, or by any person or persons who acquire the right to exercise the Option or Stock Appreciation Right by bequest, inheritance or otherwise by reason of the death of the Grantee;

(ii)           If a Grantee ceases to be an Employee or Director at any time during the Option or Stock Appreciation Right period by reason of a Disability and the Grantee has been an Employee or Director at all times since the date of grant of the Option or Stock Appreciation Right, an Option or Stock Appreciation Right that is Vested at such time shall terminate, and may no longer be exercised, on the earlier of (i) one year after the date the Grantee ceases to be an Employee or Director, or (ii) the expiration date of the Option or Stock Appreciation Right provided in his Award Agreement;

(iii)           If a Grantee ceases to be an Employee or Director at any time during the Option or Stock Appreciation Right period under circumstances that qualify as a Retirement, an Option or Stock Appreciation Right that is Vested at such time shall terminate, and may no longer be exercised, on the earlier of (i) five years after the date the Grantee ceases to be an Employee or Director, or (ii) the expiration date of the Option or Stock Appreciation Right provided in the Award Agreement.

(iv)           If Grantee ceases to be an Employee or Director for Cause, then all Options and Stock Appreciation Rights that are Vested at such time shall terminate, and may no longer be exercised, immediately upon his ceasing to be an Employee or Director; and

(v)           Nonqualified Stock Options and Stock Appreciation Rights granted to a person who is a Director but who ceases thereafter to be a Director (other than due to death, Disability or Retirement) shall expire at such time as the Committee shall determine, but in no event more than six (6) months after the person ceases to be a Director, and shall otherwise be exercisable on such terms and conditions as the Committee shall determine.

(d)           Permitted Absences From Work.  A person shall not be treated as ceasing to be an Employee or Director if the interruption of his services as such is caused by military leave, sick leave or any other bona fide leave of absence approved by Company or a Subsidiary, whichever is the entity for which the person performs services; provided, however, that in the case of Incentive Stock Options, the foregoing is subject to any restrictions of laws or regulations applicable to such options.

11.           Compliance with Applicable Law

Shares of Common Stock shall not be issued pursuant to the Plan or any Award granted thereunder, unless the issuance and delivery of the shares will not violate, and can otherwise be done in a manner that complies with, the provisions of applicable law (including, without limitation, the Securities Act of 1933, as amended, and the Exchange Act), and the rules regulations of any stock exchange on which the Common Stock may then be listed.  Issuance of shares of Common Stock is further subject to the approval of counsel for Company with respect to such compliance.

12.           Tax Compliance

Company, in its sole discretion, may take any actions that it deems to be necessary or advisable to comply with all tax reporting and withholding requirements applicable to Awards under law, including, but not limited to, withholding or causing to be withheld from any form of compensation or other amount due a Grantee such amounts as Company determines is required to be withheld.

13.           Non-Transferability

No Award or rights under an Award may be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner, other than by will or by the laws of descent or distribution if permitted herein.  Restricted Stock, may be sold, pledged, assigned, hypothecated, transferred, or disposed of only after such shares Vest.

14.           Merger, Sale of Assets, Etc.

Except as otherwise provided in the Award Agreement, in the event of a merger or other reorganization of Company with and into another corporation following which Company does not survive (other than a reorganization where the ownership of the surviving company is substantially the same as that of Company immediately before the reorganization), or in the event of a proposed sale of all or substantially all of the assets of Company, or in the event of a proposed dissolution or liquidation of Company, then all Awards shall immediately Vest as of the date of the closing of such transaction, unless the Committee elects to Vest the Awards as of an earlier date.  Notwithstanding the immediately preceding sentence, if the surviving, successor or acquiring corporation in the transaction (or its parent) agrees to replace Awards with rights to its shares that confer substantially the same benefits as those represented by the Awards, as determined by the Committee, then the Awards shall not Vest but shall be so replaced. The Committee shall notify each Grantee in writing of any action to Vest or replace Awards hereunder not less than sixty (60) days prior to the expected closing date of the transaction that prompts such action.

15.           Rights as a Shareholder

No person shall have any rights as a Shareholder by reason of an Award until and unless Company actually issues and delivers shares of Common Stock to such person pursuant to the Award.  In the case of Restricted Stock, the Grantee thereof shall have all the rights of a shareholder (including voting, dividend and liquidation rights) with respect to shares of Restricted Stock that are issued and delivered to the Grantee, until such shares are forfeited or reacquired by the Company in accordance with the terms of the Award.

16.           Adjustments Upon Changes in Capitalization

Subject to any required action by the shareholders of Company, the number of shares of Common Stock subject to Awards, the number of shares of Common Stock available for grants under additional Awards, the exercise price for shares of Common Stock specified in each outstanding Option, and the value of Common Stock used to determine amounts required to be paid under Restricted Stock Units and Stock Appreciation Rights shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split or other subdivision or consolidation of shares, the payment of any stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such shares of Common Stock effected without receipt of consideration by Company; provided, however, that conversion of any convertible securities of Company shall not be deemed to have been "effected without receipt of consideration." The Committee shall make such adjustments and its determination in that respect shall be final, binding and conclusive.  No Incentive Stock Option shall be adjusted by the Committee pursuant to this Section 16 in a manner that causes the Incentive Stock Option to fail to continue to qualify as an “incentive stock option” within the meaning of Code Section 422.  Except as otherwise expressly provided in this Section 16, no Grantee shall have any rights by reason of any stock split or other subdivision or consolidation of shares, any payment of a stock dividend, or any other increase or decrease in the number of such shares of Common Stock.  Except as otherwise expressly provided in this Section 16, any issuance by Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect the number of shares or price of Common Stock subject to any Award, and no adjustments in Awards shall be made by reason thereof.  The grant of an Award shall not affect in any way the right or power of Company to adjust, reclassify, reorganize or change its capital or business structure.

17.           Term of the Plan

The Plan shall become effective on the earlier of the date it is (i) adopted by the Board; or (ii) approved by the shareholders. Revisions and amendments to the Plan requiring the approval of shareholders of Company, as described in Section 19, shall be effective when approved by the shareholders.  Subject to Section 19, the Plan shall be unlimited in duration.  In the event the Plan is terminated as provided in Section 19, it shall remain in effect with respect to any Awards granted under it that are outstanding at the time of such termination.  Notwithstanding the foregoing provisions of this Section 17, to the extent required by the Code, no Incentive Stock Option may be granted under the Plan on a date that is more than ten (10) years from the date the Plan (or amendment increasing shares available under the Plan) is adopted or, if earlier, the date the Plan (or amendment increasing shares available under the Plan) is approved by shareholders.

18.           No Right to Employment

Neither the adoption of the Plan nor the granting of an Award shall (i) confer upon any person a right to be employed by or to provide services to Company or any Subsidiary, or to continue such employment or service; or (ii) interfere in any way with the right of a person, or the right of Company or a Subsidiary, to terminate such employment relationship or service at any time.

19.           Amendment or Early Termination of the Plan

a.           Amendment or Early Termination.  The Board may terminate the Plan at any time. The Board may amend the Plan from time to time in such respect as the Board deems advisable, except that, without proper approval of the shareholders of Company, no such revision or amendment shall:

(1)           increase the number of shares of Common Stock subject to the Plan, other than in connection with an adjustment under Section 16; or

(2)           modify the Plan in a manner that would require shareholder approval under any applicable laws or regulations.

b.           Modification and Amendment of Awards. The Board or Committee may modify or amend outstanding Awards granted under the Plan, provided, however that the modification or amendment shall not, without the consent of the Grantee, impair or diminish any of his rights or any of the obligations of Company under such Award. Except as otherwise provided in this Plan, no outstanding Award shall be terminated without the consent of the Grantee.  Unless the Grantee otherwise agrees, any changes or adjustments made to outstanding Incentive Stock Options granted under this Plan shall be prospective only and shall be made in a manner that will not constitute a "modification," as defined in Code Section 424(h), and will not cause such Incentive Stock Options to fail to qualify as “incentive stock options” under Code Section 422.

c.           Re-pricing or Repurchase of Options.  The exercise price of outstanding Options may not be changed, and the Company may not conduct any offer to purchase outstanding Options for cash or exchange outstanding Options for other securities at a time when the exercise price of the outstanding Options exceeds the Fair Market Value of the Common Stock covered by the Options, except (i) with the approval of shareholders of Company, or (ii) as otherwise required or permitted in the Plan.

20.           Nature of Awards

All Awards are unfunded and unsecured obligations of Company.  Any bookkeeping entries maintained by Company with respect to Awards are merely for the convenience of Company.  Company is not required to segregate any assets that may at any time represent an Award and no Grantee or other person shall have any rights or interests in any particular assets of Company by reason of an Award.  A Grantee is a mere general unsecured creditor of Company with respect to an Award.

21.           IRC Section 409A

The provisions of this Plan are intended to comply with Section 409A of the U.S. Internal Code of 1986, as amended, U.S. Treasury regulations issued thereunder, and related U.S. Internal Revenue Service guidance ("409A Rules").  Such provisions will be interpreted and applied in a manner consistent with the 409A Rules so that payments and benefits provided to Employee hereunder will not, to the greatest extent possible, be subject to taxation under such Section 409A.  Notwithstanding any contrary provisions hereof, this Plan may be amended if and to the extent Bank determines that such amendment is necessary to comply with the 409A Rules.

22.           Construction of Certain Terms

The term “Section” or “Sections,” as used herein, shall mean a Section or Sections of this Plan, unless otherwise required by the context.  The masculine form of words shall include the feminine, and vice-versa, as required by the context.

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CERTIFICATE OF ADOPTION

I certify that the foregoing Plan was duly adopted by the Compensation Committee of the board of directors of Pacific Continental Corporation on February 21, 2006 and duly approved by the shareholders of Pacific Continental Corporation on April 18, 2006.

I further certify that amendments to the Plan were approved by the Board of Directors and, as required, by the shareholders at the following duly held meetings:

By the Board of Directors on October 17, 2006

By the Board of Directors on March 17, 2009

By the Shareholders on April 20, 2009

By the Board of Directors on January 18, 2011

Shannon Coffin, Secretary